SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM 8-K

_____________________

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

COMMISSION FILE NO.: 1-08397

Date of Report: July 10, 2007

ADVANCE TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)
Nevada	95-4755369
(State or other jurisdiction of incorporation or organization)	(IRS Employer or Identification No.)

100 Wall Street – 15th Floor, New York, NY	10005
(Address of principal executive offices)	(Zip Code)

212-232-0120
(Registrant’s telephone numbers including area code)

15 N. Longspur Drive, The Woodlands, TX	77380
(Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement

Item 2.01

Completion of Acquisition of Assets

Item 3.02

Unregistered Sale of Equity Securities

Item 5.01

Changes in Control of Registrant

Item 5.02

Election of Director

On July 10, 2007 Advance Technologies acquired the outstanding capital stock of American SXAN Biotech, Inc.a Delaware corporation (“American SXAN”).  American SXAN is a holding company that owns all of the registered capital of Tieli XiaoXingAnling Forest Frog Breeding Co., Ltd. (“Tieli XiaoXingAnling”), a corporation organized under the laws of The People’s Republic of China.  Tieli XiaoXingAnling is engaged in the business of manufacturing and marketing wines and tonics derived from domesticated forest frogs.  All of Tieli XiaoXingAnling’s business is currently in China.

In connection with the closing of the acquisition (the “Merger”) on July 10, 2007, the following took place:

•

Advance Technologies issued to the shareholders of American SXAN 100,000 shares of Series B Preferred Stock, which will be convertible into 900,000,000 shares of common stock after the distribution of the Infrared Systems International shares discussed below.

•

The Board of Directors of Advance Technologies elected members of the management of Tieli XiaoXingAnling, specifically Feng Zhen Xing and Feng Guo Wu to serve as members of the Board.

•

The prior members of the Board of Directors of Advance Technologies resigned.

•

Advance Technologies sold 57,143,302 shares of its common stock to Dr. Huakang Zhou for $325,000.

•

Advance Technologies assigned all of its pre-Merger business and assets (including the $325,000 payment by Dr. Huakang Zhou) to Infrared Systems International, Inc., its wholly-owned subsidiary, and Infrared Systems International assumed responsibility for all of the liabilities of Advance Technologies that existed prior to the Merger.

At the same time, Advance Technologies entered into a management agreement with Gary Ball, its previous CEO, and Infrared Systems International.  The management agreement provides that Mr. Ball will manage Infrared Systems International within his discretion, provided that his actions or inactions do not threaten material injury to Advance Technologies.  The management agreement further provides that Mr. Ball will cause Infrared Systems International to file a registration statement with the Securities and Exchange Agreement that will, when declared effective, permit Advance Technologies to distribute all of the outstanding shares of Infrared Systems International to the holders of its common stock.  After the registration statement is declared effective, the Board of Directors of Advance Technologies will fix a record date, and shareholders of record on that date will receive the shares of Infrared Systems International in proportion to their ownership of Advance Technologies common stock.  Warner Technology & Investment Corp., of which Dr. Huakang Zhou is Chairman and majority shareholder, has agreed that it will surrender to Infrared Systems International any shares of that company that are distributed to it by Advance Technologies.

New Management

Upon completion of the Merger, the newly constituted Board of Directors elected Feng Zhen Xing and Feng Guo Wu to serve as the officers of Advance Technologies.  Therefore, as of this filing, the executive officers and directors of Advance Technologies are:

        Director

 Name

Age

Position with the Company

  Since

Feng Zhen Xing

55

Chairman, Chief Executive

        2007

Officer, Chief Financial Officer

Feng Guo Wu

46

Secretary, Director

        2007

All directors hold office until the next annual meeting of our shareholders and until their successors have been elected and qualify.  Officers serve at the pleasure of the Board of Directors.

Feng Zhen Xing has been employed as General Manager of Tieli XiaoXingAnling since 2001.  Mr. Feng has been engaged throughout his career in developing breeding techniques for forest frogs.  He is currently a member of the Frog Professional Committee of the China Wildlife Protection Association.  In 1982 Mr. Feng received an Associates Degree in Water Affairs from the Heilongjiang Provincial Water Affairs College.

Feng Guo Wu has been employed since 2006 as Chairman and President of XiaoXingAnling Biotech Co., Ltd., which is engaged in breeding forest frogs and processing frog-based products.  From 2003 to 2006 Mr. Feng was Chairman and President of Yili City XiaoXingAnling, which also specializes in breeding forest frogs and processing their products.  During this same period, 2003 to the present, Mr. Feng has also served as Chairman of Jiamusi Pig Breeding Co., Ltd., which is engaged in developing pig breeding technologies.  From 2000 to 2003 Mr. Feng was the Director-General of the Jiamusi City Unemployment Insurance Bureau, an agency of the municipal government.  For the past four years Mr. Feng has served as Vice Chairman of the Heilongjiang Province Labor Association, a quasi-governmental organization involved in labor coordination.  In 1974 Mr. Feng was awarded and Associates Degree in Aviation by the No. 7 Aviation Institute of the People’s Liberation Army Air Force.  Mr. Feng is 46 years old.

Principal Shareholders

Upon completion of the Merger, there were 96,671,199 shares of Advance Technologies common stock issued and outstanding.  In addition, there are 27,011,477 shares of Series A Non-Voting Preferred Stock, each of which may be converted into one share of common stock.  There are also 100,000 shares of Series B Convertible Preferred Stock issued and outstanding, which can be converted into 900,000,000 common shares.  Therefore, the total outstanding common stock on a fully-diluted basis is 1,023,682,676 shares.  The holders of the Series B Preferred Stock will have no voting power until they convert their shares into common stock.

The following table sets forth information known to us with respect to the beneficial ownership of our common stock (assuming conversion of the Series A and the Series B Convertible Preferred Stock) as of the date of completion of the Merger by the following:

•

each shareholder who will beneficially own more than 5% of our common stock (on a fully-diluted basis);

•

Feng Zhen Xing, our Chief Executive Officer

•

each of the members of the Board of Directors; and

•

all of our officers and directors as a group.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percentage of Class
Feng Zhen Xing	733,133,483	71.6%
Feng Guo Wu	38,285,738	3.7%

All directors and officers as a group (2 persons)	771,419,221	75.4%

Huakang Zhou 18 Kimberly Court East Hanover, NJ 07936	57,143,302	5.6%

________________________________

(1)    Except as otherwise noted, the address of each shareholder is c/o Tieli XiaoXingAnLing Forest Frog Breeding Co., Ltd., Three-Kilometer Spot Along the Hayi Highway, Tieli City, Heilongjiang Province, P.R. China.

(2)    Except as otherwise noted, all shares are owned of record and beneficially.

INFORMATION REGARDING THE ACQUIRED COMPANIES

Business

American SXAN Biotech, Inc.

American SXAN Biotech, Inc. was organized under the laws of the State of Delaware in  2006.  It never initiated any business activity.  In October 2006 American SXAN acquired 100% of the registered capital stock of Tieli XiaoXingAnling in exchange for equity in American SXAN.  Those shares represent the only asset of American SXAN.

Tieli XiaoXingAnling Forest Frog Breeding Co., Ltd.

Tieli XiaoXingAnling was organized in 2003 in the City of Tieli, which is in the Heilongjiang Province in northeast China.  Tieli XiaoXingAnling is engaged in the business of breeding forest frogs, which are also known as snow frogs or winter frogs, since they are traditionally harvested just prior to their winter hibernation in order to maximize the frog’s fat content. Tieli XiaoXingAnling has obtained patents from the government of China to produce therapeutic wines and tonics from its forest frogs.  Tieli XiaoXingAnling has been marketing its forest frog products since 2004 under the brand “Xiao Xing’an Mountain.”

The desirable portion of the Chinese forest frog, known as “hasma,” is a combination of the frog’s ovaries and surrounding fatty tissues.  Throughout Chinese history, hasma has been used to treat respiratory problems such as coughing, hemoptysis (expectoration of blood), and night sweats attributable to tuberculosis.  Many Chinese residents also believe that forest frog hasma improves immune function, aids in the treatment of neurasthenia, and slows aging.

Today, however, the forest frog is classified as an endangered species in China.  Commercial harvesting of forest frogs in the wild is prohibited by national regulations.  To meet the continuing demand for hasma, therefore, a domestic forest frog breeding industry has developed.  The mission of Tieli XiaoXingAnling is to become the leader in this industry.

Products

In its first two years of operations, Tieli XiaoXingAnling concentrated on the breeding of forest frogs and sale of hasma.  However, the forest frog harvesting season lasts only two months – October and November.  Our concentration, therefore, led to extremely cyclical cash flow.  To alleviate that situation, in 2006 we began to market products enriched with forest frog hasma.  This will provide us a more even level of business operations through the year.

Our product lines currently consist of:

Forest frog hasma.  We choose the highest grade of our forest frog hasma, package it carefully, and sell it directly to food markets.  We currently offer a 75 gram case for 735 RMB (approx. $92).

Forest frog sanitarium liquor.  There is a long tradition in China of “medicated wine,” including wine designed to provide the health benefits of forest frogs.  Recently, however, forest frog wine was often produced by soaking forest frog meat in liquor – a process that provides none of the health benefits of the forest frog.  With the cooperation of the Tieli City Forest Frog Research Institute, we have obtained a national patent covering an effective method of producing forest frog liquor.  Our technology involves extracting the beneficial elements from the hasma, then dissolving them in fine sorghum liquor.  We offer a 240 gram bottle of our liquor for 88 RMB (approx. $12).

Pigs.  In order to produce the maggots that are an essential part of the forest frog diet, we built a hogpen.  It now houses 3,000 pigs.  Marketing of the mature pigs contributes to our revenues.

Production

Our operations are located on a plantation in the XiaoXing ‘an Mountain district, the location of the majority of China’s commercial forest frog production.  Tieli XiaoXingAnling has farming rights to a semi-wild area of 360,000 m2, from which we harvest forest frogs under a permit from the Province of Heilongjiang.  In addition, we have ownership rights to a parcel of 145,000 m2, on which we have located the following facilities:

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111 open pens, covering 50,000 m2;

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solar greenhouse (6,000 m2);

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maggot breeding workshop (1,500 m2);

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Tenebrio Molitor Worm breeding workshop (400 m2);

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frog oil production line (800 m2);

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frog liquor production line; and

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associated farm facilities (e.g. water purification plant, winter pool, storage, etc.)

Within the Tieli facility, we currently hold the following livestock:

•

1.5 million two year old forest frogs;

•

4.5 million one year old forest frogs; and

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3,000 pigs.

With that livestock, we are able to produce 2.5 tons of hasma each year.  We also produce a quantity of pork products every year, although pork production is not essential to our business plan.  Our primary purpose in owning pigs is to utilize pig manure and pig blood for the production of maggots, which are one of the two primary feedstocks for forest frogs.

In addition to our Tieli plantation, we have also obtained a 40 year land use permit on a 5000 mu (@ 8,240 acres) parcel of forest land in Heli, which is approximately 250 km from Tieli.  If we can obtain the necessary funds, we plan to develop a 5 million frog facility on the Heli property in 2008, in order to double our production capacity.

The diet of forest frogs consists primarily of maggots and of Tenebrio Molitor worms.  Currently we are able to satisfy our requirements for maggots internally, using the resources of our pig farm.  To grow the maggots we combine our internal supply of pig manure with an industrial powder, wheat bran, pig blood, and other feeds.  The diet of Tenebrio Molitor worms consists primarily of wheat bran plus other feeds.  We have several ready sources for all of the feedstocks that we require for our production activities.

Marketing

Tieli XiaoXingAnling markets its products primarily through three regional distribution centers: one in each of Guangzhou, Beijing and Shanghai.  In addition, Tielo XiaoXingAnling has given two retailers franchises to market the Xiao Xing’an Mountain products: Hongye (Shanghai) Company and Minjia (Xiamen) Company.

We currently have no backlog of firm orders for our products.  Instead we sell out products directly from our inventory.

Intellectual Property

Our research and development department maintains a close association with the Tieli Forest Frog Research Institute, as well as with the Wildlife Resource College of Dongbei Forestry University. In this manner we strive to remain at the forefront of forest frog breeding technology.  Over the years, our research team has made significant discoveries regarding incubation techniques, gestation of tadpoles and hibernation.  We have also made progress in the treatment of various forest frog diseases.

To date our research and development efforts have resulted in three national patents, covering the following inventions:

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Chinese forest frog sanitarium liquor

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a nutrient solution of forest frog amino acids

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a moisturizing lotion for facial care derived from forest frogs.

Within the next two years we intend to add to our product lines a number of products incorporating forest frog derivatives into manufactured products.  Our research and development team is currently working on the following products:

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Beverages combining forest frog hasma with milk, honey and mineral water;

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Calcium tablets made from forest frog bones;

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Chewable tables combining vitamins with nutrients derived from the forest frog; and

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Moisturizing lotion derived from forest frog hasma and other materials.

Dongbei Forestry University has a national patent for its “Snow Frog soft capsule” that it markets under the brand “NALV.”  Our cooperative agreement with the University provides us the right to market that product.

Employees

Tieli XiaoXingAnling currently employs 40 individuals.  Six of our employees are involved with administration and marketing.  The remainder is involved in forest frog breeding, including research and development.  None of our employees is a member of a collective bargaining unit.

Management’s Discussion and Analysis

Results of Operations

Nine Months Ended March 31, 2007 compared to Nine Months Ended March 31, 2006

Our level of operations increased dramatically during our 2007 fiscal year, which ended on June 30, 2007.  In the nine month period ended March 31, 2007 our revenue increased by 109% to $3,972,621 when compared to the nine months ended March 31, 2006.  The primary reason for the increase in revenue was the maturity of our inventory.  We commenced forest frog production in 2004.  Forest frogs reach maturity after two years, after which they can be harvested.  So the initial inventory of forest frogs that we accumulated in 2004 and 2005 became available for harvesting in the fall of 2006.

We realized a gross margin of 60% on our sales in the first nine months of fiscal year 2007.  This was a reduction from the 69% gross margin that we realized in the first nine months of fiscal year 2006.  The primary causes of the reduction were:

•

increased prices for grain in China, which increased our expense for feedstock; and

•

the increase in fiscal 2007 in the proportion of our sales attributable to manufactured products, which require more processing than sales of raw hasma.

Our gross margin will continue to dwindle in the next two years as we introduce even more manufactured products into our product offerings.

Our selling, general and administrative expenses increased from $59,574 in the nine months ended March 31, 2006 to $414,766 in the nine months ended March 31, 2007.  The primary reasons for the increase were

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increased administrative salaries in fiscal 2007, as we developed a staff capable of managing our growing company; and

•

expenses incurred in preparation for the merger of Tieli XiaoXingAnling into a U.S. public company.

We expect that in the next two years our selling, general and administrative expense will remain at its fiscal 2007 level or higher, as we will incur the expenses attributable to being a U.S. public company and as we continue to expand the focus of our business operations, necessitating a staff of skilled administrators.

Because we are involved in husbandry, the government of China has allowed us to defer payment of our income taxes until 2007.  Therefore we have accrued the income tax expense on our Statement of Operations - $313,442 for the nine months ended March 31, 2007 – but recorded the tax as payable on our balance sheet.  We expect to satisfy that payable during 2007.  During the next five years, we will be entitled to a tax abatement by reason of becoming a foreign-owned entity during the current fiscal year.  As a foreign owned entity, Tieli XiaoXingAnling will be entitled to a two year income tax holiday, followed by a 50% income tax reduction for the next three years.

Our operations during the nine months ended March 31, 2007 produced net after tax income of $1,650,118.  This represented a 57% increase over the net after tax income reported for the first nine months of fiscal 2006.

Our business operates entirely in Chinese Renminbi, but we will report our results in our SEC filings in U.S. Dollars.  The conversion of our accounts from RMB to Dollars results in translation adjustments, which are reported as a middle step between net income and comprehensive income.  The net income is added to the retained earnings on our balance sheet; while the translation adjustment is added to a line item on our balance sheet labeled “accumulated other comprehensive income,” since it is more reflective of changes in the relative values of U.S. and Chinese currencies than of the success of our business.  During the nine months ended March 31, 2007 the unrealized gain on foreign currency translations added $253,599 to our accumulated other comprehensive income.

Year Ended June 30, 2006 Compared to Year Ended June 30, 2005

We commenced our marketing operations during the 2005 fiscal year.  Our revenue for fiscal 2006, therefore, exceeded fiscal 2005 revenues by 190%, reaching $1,907,678.  The increase was attributable to our increased production and growing presence in the market.

Our gross margin ratio during fiscal 2006 was 69%.  During the year most of our sales consisted of forest frog hasma and pigs, from which we realized a high mark-up over expenses.  Gross margin in the future will be lower, as we introduce manufactured products into our distribution stream.

 Our selling, general and administrative expense remained very low in fiscal 2006 - $82,895, or 4% of revenue – as we had limited administrative staff during the year.  Because our cost of goods and administrative expense were low during fiscal 2007, we realized net after-tax income of $1,112,784, equating to 58% of our revenue for the year.  This high net income ratio reflected the simplicity of our start-up operations.  It will not be achieved in the future.

Liquidity and Capital Resources

Since Tieli XiaoXingAnling was organized at the end of 2003, its operations have been funded primarily be capital contributions from its shareholders (who became, in October 2006, the shareholders of American SXAN).  In addition, the shareholders have made short-term, non-interest bearing loans to Tieli XiaoXingAnling when it needed working capital.  The result is that at March 31, 2007 American SXAN had $2,959,287 in working capital, with only $222,044 in debt.

 During the nine months ended March 31, 2007, however, the operations of Tieli XiaoXingAnling used $304,700 in cash, despite generating $1,650,118 in net income.  The resulting balance sheet at March 31, 2007 shows that the company is oriented towards near-term growth, as it includes only $5,566 in cash among its assets.  The principal current assets on that date were:

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$1,985,315 in advances to suppliers – payments made to insure that the feedstocks and other raw materials necessary for production during the 2007 growing season are available;

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$1,063,065 in inventory – primarily forest frogs; and

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$666,731 in other receivables – representing loans made to unrelated third parties to secure favourable business relationships.

Tieli XiaoXingAnling has adequate resources to fund its operations for the foreseeable future.  However, its management has budgeted a capital expenditure over the next twelve months of 85 million RMB (approx. $11 million).  Management’s plans include:

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Development of the company’s forest property in Heli to house an additional five million forest frogs, thus doubling the company’s production;

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Acquisition of a liquor factory or medical wine factory with the necessary Good Manufacturing Practices (“GMP”) certification from the government, to enable Tieli XiaoXingAnling to rapidly expand its production of medicinal tonic; and

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Acquisition of a pharmaceutical factory or healthcare products factory with a GMP certification, to enable Tieli XiaoXingAnling to rapidly initiate production of forest frog derivative products.

Management intends to pursue a variety of sources for the funds required for those capital investments, offering both debt and equity.  At the present time, however, no commitment for funds has been received from any source.

Off-Balance Sheet Arrangements

Neither American SXAN nor Tieli XiaoXingAnling has any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on their financial condition or results of operations.

Risk Factors That May Affect Future Results

You should carefully consider the risks described below before buying our common stock.  If any of the risks described below actually occurs, that event could cause the trading price of our common stock to decline, and you could lose all or part of your investment.

Because we are expanding the scope of our operations, unexpected factors may hamper our efforts to implement our business plan.

Until recently, all of our business consisted of the sale of hasma – raw forest frog fatty tissues.  We are currently expanding our business operations to include products enriched with hasma, as well as tonics and wines made from hasma.  This expansion will involve us in much broader marketing operations.  It will also entail much more complex production operations.  Because these are areas in which we have limited experience, problems may occur with production or marketing that we have not anticipated, which would interfere with our business, and prevent us from achieving profitability.

The capital investments that we plan for the next two years may result in dilution of the equity of our present shareholders.

Our business plan contemplates that we will invest approximately 85 million RMB in our business during the next two years.  We will raise the funds for that investment primarily by selling equity in our company.  At present we have no commitment from any source for those funds.  We cannot determine, therefore, the terms on which we will be able to raise the necessary funds.  It is possible that we will be required to dilute the value of our current shareholders’ equity in order to obtain the funds.  If, however, we are unable to raise the necessary funds, our growth will be limited, as will our ability to compete effectively.

Competition could prevent us from achieving a significant market position.

There are currently over 5,000 brands of medicinal tonics being sold in China.  The struggle to gain brand recognition is complicated by the lack of government regulation of health claims.  In order to achieve substantial market presence, we will have to distinguish our brand from all of the others.  In addition, if we are successful in establishing a strong market for our products, other large, well-capitalized nutraceutical companies could be attracted by our success we achieve, and develop similar products.  If a well-capitalized company directed its financial strength toward competition with us, it could achieve economies of scale that might permit it to market its products at lower prices than ours.  If this occurred before we had established a significant market awareness of our brand, we might be unable to compete effectively, and would be unable to achieve profitability.

A recession in China could significantly hinder our growth.

The growing demand for our products has been swelled, in large part, by the recent dramatic improvement in the standard of living in China.  The continued growth of our market will depend on continuation of recent improvements in the Chinese economy and the amount of disposable income available to the Chinese population.  If the Chinese economy were to contract and money became tight, individuals will be less able to pay premium prices for the benefits of forest frog hasma.  Many financial commentators expect a recession to occur in China in the near future.  The occurrence of a recession could significantly hinder our efforts to implement our business plan.

We are subject to the risk of disease and natural disasters.

Our business involves the production of livestock.  We have not developed alternative sources for raw materials.  If our forest frogs or, to a lesser extent, our pigs, become diseased, we could suffer a significant loss of value.  In addition, if our farms are damaged by drought, flood, storm, or the other woes of farming, we will not be able to meet the demand for our products, and are likely to suffer operating losses.  Such events could have both an immediate negative effect on our financial results, as well as a long-term negative effect on our ability to grow our business.

Our business and growth will suffer if we are unable to hire and retain key personnel that are in high demand.

Our future success depends on our ability to attract and retain highly skilled scientists, geneticists, agricultural manufacturing specialists, and marketing personnel.  In general, qualified individuals are in high demand in China, and there are insufficient experienced personnel to fill the demand.  In a specialized scientific field, such as ours, the demand for qualified individuals is even greater.  If we are unable to successfully attract or retain the personnel we need to succeed, we will be unable to implement our business plan.

We may have difficulty establishing adequate management and financial controls in China.

The People’s Republic of China has only recently begun to adopt the management and financial reporting concepts and practices that investors in the United States are familiar with.  We may have difficulty in hiring and retaining employees in China who have the experience necessary to implement the kind of management and financial controls that are expected of a United States public company.  If we cannot establish such controls, we may experience difficulty in collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet U.S. standards.

Government regulation may hinder our ability to function efficiently.

The national, provincial and local governments in the People’s Republic of China are highly bureaucratized.  The day-to-day operations of our business require frequent interaction with representatives of the Chinese government institutions.  The effort to obtain the registrations, licenses and permits necessary to carry out our business activities can be daunting.  Significant delays can result from the need to obtain governmental approval of our activities.  These delays can have an adverse effect on the profitability of our operations.  In addition, compliance with regulatory requirements applicable to livestock farming and production may increase the cost of our operations, which would adversely affect our profitability.

Capital outflow policies in China may hamper our ability to pay dividends to shareholders in the United States.

The People’s Republic of China has adopted currency and capital transfer regulations. These regulations require that we comply with complex regulations for the movement of capital. Although Chinese governmental policies were introduced in 1996 to allow the convertibility of RMB into foreign currency for current account items, conversion of RMB into foreign exchange for capital items, such as foreign direct investment, loans or securities, requires the approval of the State Administration of Foreign Exchange. We may be unable to obtain all of the required conversion approvals for our operations, and Chinese regulatory authorities may impose greater restrictions on the convertibility of the RMB in the future. Because most of our future revenues will be in RMB, any inability to obtain the requisite approvals or any future restrictions on currency exchanges will limit our ability to pay dividends to our shareholders.

Currency fluctuations may adversely affect our operating results.

Tieli XiaoXingAnling generates revenues and incurs expenses and liabilities in Renminbi, the currency of the People’s Republic of China.  However, as a subsidiary of Advance Technologies, it will report its financial results in the United States in U.S. Dollars.  As a result, our financial results will be subject to the effects of exchange rate fluctuations between these currencies.  From time to time, the government of China may take action to stimulate the Chinese economy that will have the effect of reducing the value of Renminbi.  In addition, international currency markets may cause significant adjustments to occur in the value of the Renminbi.  Any such events that result in a devaluation of the Renminbi versus the U.S. Dollar will have an adverse effect on our reported results.  We have not entered into agreements or purchased instruments to hedge our exchange rate risks.

We have limited business insurance coverage.

The insurance industry in China is still at an early stage of development. Insurance companies in China offer limited business insurance products, and do not, to our knowledge, offer business liability insurance. As a result, we do not have any business liability insurance coverage for our operations. Moreover, while business disruption insurance is available, we have determined that the risks of disruption and cost of the insurance are such that we do not require it at this time. Any business disruption, litigation or natural disaster might result in substantial costs and diversion of resources.

Advance Technologies is not likely to hold annual shareholder meetings in the next few years.

Management does not expect to hold annual meetings of shareholders in the next few years, due to the expense involved.  The current members of the Board of Directors were appointed to that position by the previous directors.  If other directors are added to the Board in the future, it is likely that the current directors will appoint them.  As a result, the shareholders of Advance Technologies will have no effective means of exercising control over the operations of Advance Technologies.

Executive Compensation

Information regarding the compensation paid to the executive officers of Advance Technologies during the past three fiscal years is set forth in Item 10 of Advance Technologies’s Annual Report on Form 10-KSB for the year ended September 30, 2006, which was filed with the Securities and Exchange Commission on January 16, 2007.  None of the individuals who served as officers of Advance Technologies during the past three fiscal years remains an officer or director of Advance Technologies.

The table below itemizes the compensation paid to Feng Zhen Xing and Feng Guo Wu by Tieli XiaoXingAnling for services during the current and past two years.  There was no officer of Tieli XiaoXingAnling whose salary and bonus for services rendered during the year ended December 31, 2006 exceeded $100,000.

	Year	Salary – Paid
Feng Zhen Xing	2006	$ 6,250
	2005	$ 6,250
	2004	$ 6,250

Feng Guo Wu	2006	$ 3,750
	2005	$ 3,750
	2004	$ 3,750

Tieli XiaoXingAnLing has committed to pay its management salaries for services during 2007 as follows:

Executive	2007 Salary
Feng Zhen Xing	$ 12,820 – 16,666
Feng Guo Wu	$ 12,820 – 16,666

Related Party Transactions

Other than short-term loans by the officers to Tieli XiaoXingAnling that are reflected in the financial statements of American SXAN, neither Feng Zhen Xing nor Feng Guo has engaged in any transaction with Advance Technologies, American SXAN or Tieli XiaoXingAnling during the past two fiscal years or the current fiscal year that had a transaction value in excess of $60,000.

Description of Securities

Advance Technologies is authorized to issue:

➢

100,000,000 shares of Common Stock, $.001 par value per share, of which 96,671,199 shares are outstanding;

➢

100,000 shares of Series B Preferred Stock, all of which is outstanding; and

➢

99,900,000 shares of Preferred Stock, none of which are outstanding.

In addition, Advance Technologies has contracted to issue 27,011,477 shares of Series A Non-Voting Convertible Preferred Stock.  However no certificate of designation for such shares was ever filed with the Nevada Secretary of State.  Accordingly, the individuals who subscribed for those shares hold contractual rights equivalent to the rights they would have possessed if duly authorized shares had been issued to them.

Common Stock.  Holders of the Common Stock are entitled to one vote for each share in the election of directors and in all other matters to be voted on by the stockholders.  There is no cumulative voting in the election of directors.  Holders of Common Stock are entitled to receive such dividends as may be declared from time to time by the Board of Directors with respect to the Common Stock out of funds legally available therefor and, in the event of liquidation, dissolution or winding up of the Company, to share rateably in all assets remaining after payment of liabilities.  The holders of Common Stock have no pre-emptive or conversion rights and are not subject to further calls or assessments.  There are no redemption or sinking fund provisions applicable to the Common Stock.

Series A Convertible Preferred Stock (contractual rights only).  The holder of each share of Series A Preferred Stock is entitled to convert the share into one share of Common Stock.  The holders of Series A Preferred Stock have no voting rights, no dividend rights, and no right to a distribution on liquidation.

Series B Convertible Preferred Stock.  The holder of each share of Series B Preferred Stock is entitled to convert the share into 9,000 shares of Common Stock at any time after the distribution of the shares of Infrared Systems International.  The holders of Series B Preferred Stock have no voting rights.  In the event that the Company declares a dividend (other than the distribution of the Infrared Systems International shares), the holders of the Series B Preferred Stock will participate in the dividend as if they held the number of common shares into which their Series B Preferred Stock is convertible.   In the event of a liquidation of the Company, the holders of the Series B Preferred Stock will be entitled to a distribution of $.01 per share, and then will participate in the remainder of the distribution as if they held the number of common shares into which their Series B Preferred Stock is convertible.   The Company may call the Series B Preferred Stock for redemption at a price of $.001 per share at any time after the later of December 31, 2007 or the record date for the distribution of the Infrared Systems International shares.

Preferred Stock.  The Board of Directors of Advance Technologies is authorized to designate the preferred stock in classes, and to determine the rights, privileges and limitations of the shares in each class.  No class of Preferred Stock may have voting rights.

Market Price and Dividends on Advance Technologies Common Equity and Other Shareholder Matters

Information regarding the market price of Advance Technologies common equity, payment of dividends, and other shareholder matters is set forth in Item 5 of Advance Technologies’ Annual Report on Form 10-KSB for the year ended September 30, 2006, which was filed with the Securities and Exchange Commission on January 16, 2007.

Legal Proceedings

Neither Advance Technologies nor American SXAN nor Tieli XiaoXingAnling is party to any material legal proceedings.

Changes in and Disagreements with Accountants

Not applicable.

Indemnification of Directors and Officers

Section 78.7502 of the General Corporation Law of the State of Nevada authorizes a corporation to provide indemnification to a director, officer, employee or agent of the corporation, including attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with an action, suit or proceeding, if either (a) it is not proven that the indemnified individual engaged in a breach of fiduciary duty or intentional misconduct, fraud or a knowing violation of law or (b) the indemnified individual acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful as determined in accordance with the statute, and except that with respect to any action which results in a judgment against the person and in favor of the corporation the corporation may not indemnify unless a court determines that the person is fairly and reasonably entitled to the indemnification. Section 78.7502 further provides that indemnification shall be provided if the party in question is successful on the merits.

Our Articles of Incorporation provide that Advance Technologies will indemnify our directors, officers, employees and agents to the full extent permitted by the General Corporation Law of the State of Nevada.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers, employees or agents of Advance Technologies pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than payment by Advance Technologies of expenses incurred or paid by a director, officer, employee or agent of Advance Technologies in the successful defence of any  proceeding) is asserted by such director, officer, employee or agent in connection with the securities being registered, Advance Technologies will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 9.01

Financial Statements and Exhibits

Financial Statements

Page

Unaudited consolidated financial statements of American SXAN Biotech,

    Inc. for the nine month periods ended March 31, 2007 and 2006………

F-1

Audited financial statements of Tieli XiaoXingAnling Forest Frog

   Breeding Co., Ltd. for the years ended June 30, 2006 and 2005…………

F-9

Exhibits

3-a

Certificate of Designation of Series B Preferred Stock

10-a

Share Purchase and Merger Agreement dated May 24, 2007 among Advance Technologies, Inc. the shareholders of American SXAN Biotech, Inc., Huakang Zhou, Gary Ball and Wendy Ball – filed as an exhibit to the Current Report on Form 8-K filed on May 31, 2007 and incorporated herein by reference.

10-b

Assignment and Assumption and Management Agreement dated July 10, 2007 among Advance Technologies, Inc., Infrared Systems International, Inc. and Gary Ball.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 11

, 2007

ADVANCE TECHNOLOGIES, INC.

By: /s/ Feng Zhen Xing

     Feng Zhen Xing, Chief Executive Officer

Report of Independent Registered Public Accounting Firm

To the Board of Directors

American Sxan Biotech Inc.

We have reviewed the accompanying consolidated balance sheet of American Sxan Biotech Inc. as of March 31, 2007, and the related consolidated statements of operations and comprehensive income, and cash flows for the nine months ended March 31, 2007 and 2006.  These financial statements are the responsibility of the company’s management.

We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States).  A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters.  It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board (United States), the objective of which is the expression of an opinion regarding the financial statements taken as a whole.  Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

/s/ Patrizio & Zhao, LLC

Patrizio & Zhao, LLC

Parsippany, New Jersey

May 31, 2007

.

AMERICAN SXAN BIOTECH INC.

CONSOLIDATED BALANCE SHEET

AS OF MARCH 31, 2007

(UNAUDITED)

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$ 5,566
Accounts receivable	99,197
Other receivables	666,731
Inventory	1,063,065
Advances to suppliers	1,985,315
Prepaid expenses	149

Total Current Assets	3,820,023

PROPERTY AND EQUIPMENT, NET	879,474

OTHER ASSETS
Intangible assets, net	4,113,263

Total Assets	$8,812,760

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable and accrued expenses	$ 62,989
Income taxes payable	493,094
Due from stockholders	222,044
Other payables	82,609
Total Current Liabilities	860,736

STOCKHOLDERS’ EQUITY
Capital contribution	4,667,011
Retained earnings	2,841,931
Statutory reserve	137,857
Accumulated other comprehensive income	305,225
Total Current Stockholders’ Equity	7,952,024

Total Liabilities and Stockholders’ Equity	$8,812,760

The accompanying notes are an integral part of these financial statements.

AMERICAN SXAN BIOTECH INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

FOR THE NINE MONTHS ENDED MARCH 31,

(UNAUDITED)

	2007	2006

REVENUE	$3,972,621	$1,900,441

COST OF GOODS SOLD	1,605,531	590,141

GROSS PROFIT	2,367,090	1,310,300

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	414,766	59,574

INCOME FROM OPERATIONS	1,952,324	1,250,726

OTHER INCOME (EXPENSES)
Other income, net	13,279	1,100
Interest income (expense), net	(2,043)	319

Total Other Income	11,236	1,419

INCOME BEFORE PROVISION FOR INCOME TAX	1,963,560	1,252,145

PROVISION FOR INCOME TAX	313,442	202,829

NET INCOME	1,650,118	1,049,316

OTHER COMPREHENSIVE INCOME
Foreign currency translation adjustment	253,599	66,193

COMPREHENSIVE INCOME	$1,903,717	$1,115,509

The accompanying notes are an integral part of these financial statements.

AMERICAN SXAN BIOTECH INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED MARCH 31,

(UNAUDITED)

	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$1,650,118	$1,049,316
Adjustments to reconcile net income to net cash
Provided (used) by operating activities:
Depreciation	137,872	128,613
Amortization	61,731	893
Changes in assets and liabilities:
Accounts receivable	(97,535)	-
Other receivables	(191,691)	(213,843)
Inventory	(365,589)	20,897
Advances to suppliers	(1,952,048)	(1,237)
Prepaid expenses	458	247
Accounts payable and accrued expenses	40,591	(681,744)
Income tax payable	313,402	203,289
Other payables	97,991	12,513

Total Adjustments	(1,954,818)	(530,372)

Net Cash Provided (Used) in Operating
Activities	(304,700)	518,944

EFFECT OF FOREIGN CURRENCY TRANSLATION ON CASH	190	561

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of property and equipment	(84,364)	(131,342)

Net Cash Used In Investing Activities	(84,364)	(131,342)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from capital contribution	301,797	55,670
Repayments of stockholders’ loan	89,860	(389,265)

Net Cash Provided (Used) in Financing Activities	391,657	(333,595)

NET INCREASE IN CASH AND CASH
EQUIVALENTS	2,783	54,568

CASH AND CASH EQUIVALENTS - BEGINNING	2,783	2,678

CASH AND CASH EQUIVALENTS - ENDING	$ 5,566	$ 57,246

The accompanying notes are an integral part of these financial statements.

AMERICAN SXAN BIOTECH INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2007 AND 2006

(UNAUDITED)

NOTE 1 – INTERIM FINANCIAL STATEMENTS

These interim financial statements should be read in conjunction with the audited financial statements for the years ended June 30, 2006 and 2005, as not all disclosures required by generally accepted accounting principles for annual financial statements are presented. The interim financial statements follow the same accounting policies and methods of computations as the audited financial statements for the years ended June 30, 2006 and 2005.

On Oct 31, 2006, the Company acquired 100% of the stock of Tieli Xiaoxinganling Forest Breeding Co., Ltd.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the Unites States of America (GAAP).

CASH AND CASH EQUIVALENTS

In accordance with Statement of Financial Accounting Standards No. 95, "Statement of Cash Flows," the Company considers all highly liquid instruments with original maturities of five months or less to be cash and cash equivalents.

ACCOUNTS RECEIVABLE

The Company’s terms of sales allow for payments to be made for up to one year.   Management reviews customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the need for reserves.

INVENTORY

Inventories are stated at the lower of cost or net realizable value.  Cost is calculated on the weighted-average basis and includes all costs to acquire and other costs incurred in bringing the inventories to their present location and condition.  We evaluate the net realizable value of our inventories on a regular basis and record a provision for loss to reduce the computed weighted-average cost if it exceeds the net realizable value.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost and depreciation is provided using the straight-line method, less a base salvage value of 4% of the asset’s stated cost, over 5 and 10 years. The carrying value of long-lived assets is evaluated whenever changes in circumstances indicate the carrying amount of such assets may not be recoverable.  If necessary, the Company recognizes an impairment loss for the difference between the carrying amount of the assets and their estimated fair value.  Fair value is based upon current and anticipated future undiscounted cash flows.  Expenditures for maintenance and repairs are charged to operations as incurred; additions, renewals and betterments are capitalized.  Based upon its most recent analysis, the Company believes that no impairment of property and equipment exists for the year ended June 30, 2006.

AMERICAN SXAN BIOTECH INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2007 AND 2006

(UNAUDITED)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

VALUATION OF LONG-LIVED ASSETS

The Company adopted Statement of Financial Accounting Standards No. 144,  "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"), which addresses financial accounting and reporting for the impairment or disposal of long-lived assets per SFAS 144, the Company is required to periodically evaluate the carrying value of long-lived assets and to record an impairment loss when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the asset’s carrying amounts.

In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets.  Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal.  Based on its review, the Company is of the opinion that as of March 31, 2007 there were no significant impairments of its long-lived assets.

REVENUE RECOGNITION

The Company recognizes revenue at the date of shipment to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of the company exist and collectibility is reasonably assured.

ADVERTISING COSTS

The Company expenses the cost of advertising as incurred.  Advertising costs for the nine months ended March 31, 2007 were insignificant.

INCOME TAXES

Deferred income taxes are computed using the asset and liability method, such that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between financial reporting amounts and the tax basis of existing assets and liabilities based on currently enacted tax laws and tax rates in effect in the People’s Republic of China for the periods in which the differences are expected to reverse.  Income tax expense is the tax payable for the period plus the change during the period in deferred income taxes.  A valuation allowance is provided when it is more likely than not that some portion or all of the deferred tax assets will not be realized.  No differences were noted between the book and tax bases of the Company’s assets and liabilities, respectively.  Therefore, there are no deferred tax assets or liabilities for the nine months ended March 31, 2007.

The Company is subject to PRC Enterprise Income Tax at a rate of 15% on net income.  Given that the Company is doing business in the husbandry industry the Company is allowed to delay paying income taxes until the year of 2007.  The Company has been accruing income tax since its inception.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company considers the carrying amounts reported in the Balance Sheet for current assets and current liabilities qualifying as financial instruments and approximating fair value.

AMERICAN SXAN BIOTECH INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2007 AND 2006

(UNAUDITED)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

FOREIGN CURRENCY TRANSLATION AND TRANSACTIONS

The financial position and results of operations of the Company’s foreign subsidiaries are determined using local currency (Chinese Yuan) as the functional currency.  Assets and liabilities of the subsidiaries are translated at the prevailing exchange rate in effect at each year end.  Contributed capital accounts are translated using the historical rate of exchange when capital is injected.  Income statement accounts are translated at the average rate of exchange during the year.  Translation adjustments arising from the use of different exchange rates from period to period are included in the cumulative translation adjustment account in shareholders’ equity.  Gains and losses resulting from foreign currency transactions are included in operations.

USE OF ESTIMATES

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, expenses, and related disclosures at the date of the financial statements and during the reporting period. Actual results could differ from those estimates.

NOTE 3 – OTHER RECEIVABLES

Other receivables represent advances made to third parties for non-operating purposes.  They are unsecured and non-interest bearing.  Management is of the opinion that the reported amounts will be fully collected and therefore, no allowance is deemed necessary.

NOTE 4 – INVENTORY

Inventory at March 31, 2007 consisted of the following:

Food for frogs	$ 34,226
Food for pigs	350,566
Frogs in process	6,666
Pigs in progress	94,617
Frogs ready for sale	576,990
Total	$1,063,065

NOTE 5 – PROPERTY AND EQUIPMENT, NET

Property and equipment at March 31, 2007 consisted of the following:

Property and equipment	$1,316,319
Less: Accumulated depreciation	436,845
Total	$ 879,474

Depreciation expense for the nine months ended March 31, 2007 and 2006 was $ 137,872 and $ 128,613, respectively.

NOTE 6 – INTANGIBLE ASSETS, NET

Net intangible assets at March 31, 2007 were as follows:

Rights to use land	$4,178,123
Less: Accumulated amortization	64,860
Total	$4,113,263

AMERICAN SXAN BIOTECH INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2007 AND 2006

(UNAUDITED)

NOTE 6 – INTANGIBLE ASSETS (continued)

The Company's office and production sites are located in Tieli City and Jiamusi City, Heilongjiang Province, PRC.  The Company leases land per a real estate contract with the government of the People's Republic of China for a period from 2003 through 2057.  Per the People's Republic of China's governmental regulations, the Government owns all land.

The Company has recognized the amounts paid by a shareholder for the acquisition of rights to use land as an intangible asset (“Rights to use land”) and a noncash capital contribution and is amortizing the asset over a period of fifty (50) years.

Amortization expense for the Company’s intangible assets for the nine months ended March 31, 2007 and 2006 amounted to $61,731 and $893, respectively.

Amortization expense for the Company’s intangible assets over the next five fiscal years is estimated to be:

2007

$  80,025

2008

80,025

2009

80,025

2010

80,025

2011

    80,025

Total

$400,125

NOTE 7 – DUE TO STOCKHOLDERS

Loans from stockholders are short-term in nature, unsecured and non interest bearing.

NOTE 8 – SUPPLEMENTAL CASH FLOW DISCLOSURES

The Company paid $2,043 and $-0- for interest and $-0- and $-0- for income tax during the nine months ended March 31, 2007 and 2006, respectively.

NOTE 9 – RISK FACTORS

The Company's operations are carried out in the PRC.  Accordingly, the Company's business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC as well as by the general state of the PRC’s economy.  The Company's business may be influenced by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

NOTE 10 - CONCENTRATIONS OF CREDIT RISK

Financial instruments which potentially subject the Company to credit risk consist principally of cash on deposit with a financial institution of $1,193 out of a total of $1,193 total cash in banks.

Report of Independent Registered Public Accounting Firm

To the Board of Directors

Tieli Xiaoxinganling Forest Frog Breeding Co., Ltd.

We have audited the accompanying balance sheet of Tieli Xiaoxinganling Forest Frog Breeding Co., Ltd. as of June 30, 2006, and the related statements of operations and other comprehensive income, stockholders’ equity, and cash flows for the years ended June 30, 2006 and 2005.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Tieli Xiaoxinganling Forest Frog Breeding Co., Ltd. as of June 30, 2006, and the results of their operations and cash flows for the years ended June 30, 2006 and 2005 in conformity with accounting principles generally accepted in the United States of America.

/s/ Patrizio & Zhao, LLC

Patrizio & Zhao, LLC

Parsippany, New Jersey

August 11, 2006

TIELI XIAOXINGANLING FOREST FROG BREEDING CO., LTD.

BALANCE SHEET

AS OF JUNE 30,

ASSETS

2006
CURRENT ASSETS
Cash and cash equivalents	$ 2,783
Other receivables	456,108
Inventory	668,293
Prepaid expenses	594
Total Current Assets	1,127,778

PROPERTY AND EQUIPMENT, NET	902,884

OTHER ASSETS
Intangible assets, net	4,037,382

Total Assets	$6,068,044

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable and accrued expenses	$ 24,600
Income taxes payable	168,653
Due to officers	126,315
Total Current Liabilities	319,568

STOCKHOLDERS’ EQUITY	5,748,476

Total Liabilities and Stockholders' Equity	$6,068,044

See accountants report and notes to financial statements.

TIELI XIAOXINGANLING FOREST FROG BREEDING CO., LTD.

STATEMENTS OF OPERATIONS AND OTHER COMPREHENSIVE INCOME

FOR THE YEARS ENDED JUNE 30,

	2006	2005

REVENUE	$1,907,678	$ 657,533

COST OF GOODS SOLD	595,082	264,083

GROSS PROFIT	1,312,596	393,450

SELLING, GENERAL AND ADMINISTRATIVE	82,895	82,861

INCOME FROM OPERATIONS	1,229,701	310,588

OTHER INCOME (EXPENSE)
Other income, net	974	702
Non-operation income	590	1,413
Interest income	417	-

Total Other Income (Expense)	1,981	2,115

INCOME BEFORE PROVISION FOR INCOME TAX	1,231,682	312,703

PROVISION FOR INCOME TAX	118,898	46,906

NET INCOME	1,112,784	265,797

OTHER COMPREHENSIVE INCOME
Foreign currency translation adjustment	51,626	-

COMPREHENSIVE INCOME	$ 1,164,410	$ 265,797

See accountants report and notes to financial statements.

TIELI XIAOXINGANLING FOREST FROG BREEDING CO., LTD.

STATEMENTS OF STOCKHOLDERS’ EQUITY

FOR THE YEARS ENDED JUNE 30, 2006 AND 2005

		Retained		Accumulated Other	Total
	Capital	Earnings	Statutory	Comprehensive	Stockholders’
	Contributed	(Deficit)	Reserves	Income	Equity

Balance July 1, 2004	$ 36,300	($ 48,911)	$ -	$ -	($ 12,611)

Net income	-	265,797	-	-	265,797

Statutory Reserves	-	(26,579)	26,579	-	-

Balance June 30, 2005	36,300	190,307	26,579	-	253,186

Sale of common stock	931,700	-	-	-	931,700

Non-cash contribution of capital	3,399,180	-	-	-	3,399,180

Net income	-	1,112,784	-	-	1,112,784

Statutory Reserves	-	(111,278)	111,278	-	-

Foreign currency translation
adjustment	-	-	-	51,626	51,626

Balance June 30, 2006	$4,367,180	$1,191,813	$ 137,857	$51,626	$5,748,476

See accountants report and notes to financial statements.

TIELI XIAOXINGANLING FOREST FROG BREEDING CO., LTD.

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED JUNE 30,

	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$ 1,112,784	$265,797
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation	180,978	102,222
Amortization	1,205	776
Intangible assets	(4,006,400)	(11,737)
Noncash capital contributions	3,399,180	-
Changes in assets and liabilities:
Other receivables	(444,095)	(341,180)
Inventory	(233,099)	(184,089)
Prepaid expenses	501	(575)
Advances to suppliers	-	968
Accounts payable and accrued expenses	(705,137)	343,975
Income tax payable	120,029	46,906

Total Adjustments	(1,686,838)	(42,735)

Net Cash (Used In) Provided by Operating
Activities	(574,054)	223,062

EFFECT OF FOREIGN CURRENCY TRANSLATION ON CASH	10,681	11

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of property and equipment	(132,924)	(638,745)

Net Cash Used In Investing Activities	(132,924)	(638,745)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock	964,040	-
Repayment of officer loans	(267,638)	-
Loans from officers	-	380,737

Net Cash Provided by Financing Activities	696,402	380,737

NET INCREASE (DECREASE) IN CASH AND CASH
EQUIVALENTS	105	(34,935)

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	2,678	37,613

CASH AND CASH EQUIVALENTS AT END OF YEAR	$ 2,783	$ 2,678

See accountants report and notes to financial statements.

TIELI XIAOXINGANLING FOREST FROG BREEDING CO., LTD.

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2006 AND 2005

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

Tieli Xiaoxinganling Forest Frog Breeding Co., Ltd. (the “Company”) was formed on December 26, 2003, under the corporate laws of the People’s Republic of China (“PRC”).  Its primary business is to breed and raise forest frogs and pigs for sale to either the food service industry or directly to the public.  The Company is located in the City of Tieli, Helongjiang Province, PRC.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The accompanying financial statements have been prepared in accordance with accounting practices generally accepted in the Unites States of America (GAAP).

CASH AND CASH EQUIVALENTS

In accordance with Statement of Financial Accounting Standards No. 95, "Statement of Cash Flows," the Company considers all highly liquid instruments with original maturities of three months or less to be cash and cash equivalents.

ACCOUNTS RECEIVABLE

The Company’s terms of sales allow for payments to be made for up to one year.   Management reviews customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the need for reserves.  The Company operates in a region within PRC in which approximately all sales are transacted using cash.  Therefore, the Company had zero balances in accounts receivables for the years ended June 30, 2006 and 2005, respectively.

INVENTORY

Inventory is stated at weighted average cost, which takes into account historical prices on a continuing basis.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost and depreciation is provided using the straight-line method, less a base salvage value of 4% of the assets stated cost, over 5 and 10 years, respectively. The carrying value of long lived assets is evaluated whenever changes in circumstances indicate the carrying amount of such assets may not be recoverable.  If necessary, the Company recognizes an impairment loss for the difference between the carrying amount of the assets and their estimated fair value.  Fair value is based upon current and anticipated future undiscounted cash flows.  Expenditures for maintenance and repairs are charged to operations as incurred; additions, renewals and betterments are capitalized.  Based upon its most recent analysis, the Company believes that no impairment of property and equipment exists for the year ended June 30, 2006.

VALUATION OF LONG LIVED ASSETS

The Company adopted Statement of Financial Accounting Standards No. 144,  "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"), which addresses financial accounting and reporting for the impairment or disposal of long-lived assets Per SFAS 144, the Company is required to periodically evaluate the carrying value of long lived assets and to record an impairment loss when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amounts.

TIELI XIAOXINGANLING FOREST FROG BREEDING CO., LTD.

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2006 AND 2005

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

VALUATION OF LONG LIVED ASSETS (continued)

In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets.  Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal.  Based on its review, the Company is of the opinion that as of June 30, 2006 there were no significant impairments of its long-lived assets.

REVENUE RECOGNITION

The Company derives its revenues primarily from sales of forest frogs and pigs.  Revenues are recognized at point of sale.

ADVERTISING COSTS

The Company expenses the cost of advertising as incurred.   Advertising costs for the year ended June 30, 2006 and 2005 were insignificant.

INCOME TAXES

Deferred income taxes are computed using the asset and liability method, such that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between financial reporting amounts and the tax basis of existing assets and liabilities based on currently enacted tax laws and tax rates in effect in the People’s Republic of China for the periods in which the differences are expected to reverse.  Income tax expense is the tax payable for the period plus the change during the period in deferred income taxes.  A valuation allowance is provided when it is more likely than not that some portion or all of the deferred tax assets will not be realized.  No differences were noted between the book and tax bases of the Company’s assets and liabilities, respectively.  Therefore, there are no deferred tax assets or liabilities for the year ended June 30, 2006.

The Company is subject to PRC Enterprise Income Tax at a rate of 15% on net income.  Given that the Company is doing business in the husbandry industry the Company is allowed to delay paying income taxes until the year of 2007.  The Company has been accruing income tax since its inception.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company considers the carrying amounts reported in the Balance Sheet for current assets and current liabilities qualifying as financial instruments and approximating fair value.

FOREIGN CURRENCY TRANSLATION AND TRANSACTIONS

The financial position and results of operations of the Company’s foreign subsidiaries are determined using local currency (Chinese Yuan) as the functional currency.  Assets and liabilities of the subsidiaries are translated at the prevailing exchange rate in effect at each year end.  Contributed capital accounts are translated using the historical rate of exchange when capital is injected.  Income statement accounts are translated at the average rate of exchange during the year.  Translation adjustments arising from the use of different exchange rates from period to period are included in the cumulative translation adjustment account in shareholders' equity.  Gains and losses resulting from foreign currency transactions are included in operations.

TIELI XIAOXINGANLING FOREST FROG BREEDING CO., LTD.

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2006 AND 2005

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

USE OF ESTIMATES

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, expenses, and related disclosures at the date of the financial statements and during the reporting period. Actual results could differ from those estimates.

NOTE 3 – OTHER RECEIVABLES

Other receivables represent advances made to third parties for non-operating purposes.  They are unsecured and non-interest bearing.  Management is of the opinion that the reported amounts will be fully collected and therefore, no allowance is deemed necessary.

NOTE 4 – INVENTORY

Inventory at June 30, 2006 consisted of the following:

Food for frogs	$ 56,265
Food for pigs	22,587
Frogs in process	484,952
Pigs in process	104,489
Total	$ 668,293

NOTE 5 – PROPERTY AND EQUIPMENT, NET

Property and equipment at June 30, 2006 consisted of the following:

Property and equipment	$ 1,189,658
Less: Accumulated depreciation	286,774
Total	$ 902,884

NOTE 6 – INTANGIBLE ASSETS, NET

Net intangible assets at June 30, 2006 were as follows:

Rights to use land	$ 4,039,390
Accumulated amortization	2,008
Total	$ 4,037,382

The Company's office and production sites are located in Tieli City and Jiamusi City, Heilongjiang Province, PRC.  The Company leases land per a real estate contract with the government of the People's Republic of China for a period from 2003 through 2057.  Per the People's Republic of China's governmental regulations, the Government owns all land.

The Company has recognized the amounts paid by a shareholder for the acquisition of rights to use land as an intangible asset (“Rights to use land”) and a noncash capital contribution and is amortizing the asset over a period of fifty (50) years.

TIELI XIAOXINGANLING FOREST FROG BREEDING CO., LTD.

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2006 AND 2005

NOTE 6 – INTANGIBLE ASSETS (continued)

Amortization expense for the Company’s intangible assets for the years ended June 30, 2006 and 2005 amounted to $1,205 and $776, respectively.

Amortization expense for the Company’s intangible assets over the next five fiscal years is estimated to be:

2007

$  80,025

2008

80,025

2009

80,025

2010

80,025

2011

    80,025

Total

$400,125

NOTE 7 – SALES TAXES PAYABLE

Under a provision in PRC tax law, the Company is not subject to sales tax on its operations in the husbandry industry.

NOTE 8 – DUE TO OFFICERS

Loans from officers are short-term in nature, unsecured and non interest bearing.

NOTE 9 – SUPPLEMENTAL CASH FLOW DISCLOSURES

Cash paid for interest and income taxes were $-0- and $-0- for the years ended June 30, 2006 and 2005, respectively.

NOTE 10 – EMPLOYEE WELFARE PLAN

The Company has established an employee welfare plan in accordance with Chinese law and regulations. The Company makes annual contributions of 14% of all employees' salaries to the employee welfare plan.

The total expense for the above plan for June 30, 2006 and 2005 was $4,661 and $5,909, respectively.  The Company has recorded total employee benefits payable of $14 and $14 for June 30, 2006 and 2005, respectively.

TIELI XIAOXINGANLING FOREST FROG BREEDING CO., LTD.

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2006 AND 2005

NOTE 11 – STATUTORY COMMON WELFARE FUND

As stipulated by the People’s Republic of China (PRC), net income after taxation can only be distributed as dividends after appropriation has been made for the following:

(i)

Making up cumulative prior years’ losses, if any;

(ii)

Allocations to the “Statutory surplus reserve” of at least 10% of income after tax, as determined under PRC accounting rules and regulations, until the fund amounts to 50% of the Company's registered capital;

(iii)

Allocations of 5-10% of income after tax, as determined under PRC accounting rules and regulations, to the Company's “Statutory common welfare fund”, which is established for the purpose of providing employee facilities and other collective benefits to the Company's employees;

Allocations to the discretionary surplus reserve, if approved in the shareholders’ general meeting.  The Company did not provide a reserve for the welfare fund for the years ended June 30, 2006 and 2005, respectively.

NOTE 12 – RISK FACTORS

Four major customers accounted for approximately 68% of the net revenue for the year ended June 30, 2006 and two major customers accounted for approximately 87% of the net reserve for the year ended June 30, 2005.

The Company's operations are carried out in the PRC.  Accordingly, the Company's business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC as well as by the general state of the PRC’s economy.  The Company's business may be influenced by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

NOTE 13 - CONCENTRATIONS OF CREDIT RISK

Financial instruments which potentially subject the Company to credit risk consist principally of cash on deposit with a financial institution of $2,783 out of a total of $2,783 total cash in banks.

NOTE 15 - SUBSEQUENT EVENTS

On September 16, 2006, the Company entered into an acquisition agreement with American SXAN Biotech, Inc (“ASXAN”) whereby ASXAN will acquire 100% ownership of the Company for $1,000,000.